UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 21, 2020

HAWAIIAN HOLDINGS INC
(Exact name of registrant as specified in its charter)

Delaware	001-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(Address of principal executive offices, including zip code)

(808) 835-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	HA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01    Other Events.

On March 21, 2020, the Governor of the State of Hawaiʻi issued an order requiring all travelers arriving or returning to Hawaiʻi from the continental United States or other countries to be subject to a mandatory 14-day self-quarantine due to the COVID-19 pandemic.  This order goes into effect at 12:01 a.m. on March 26, 2020, and will continue through May 20, 2020, unless terminated by a separate proclamation, whichever shall first occur.

On March 22, 2020, in response to the Governor’s order and the expected further reduction in demand for air travel to, from and within the State of Hawaiʻi, Hawaiian Holdings, Inc. (the “Company”) issued a press release announcing further significant reductions in its service.  A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Given the continued uncertainty and impact of COVID-19 on the Company’s operations, the Company is withdrawing all guidance previously provided by the Company for the quarter ending March 31, 2020 and the full year ending December 31, 2020.

Forward-Looking Statements

This Form 8-K and related press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 related to the quarantine order.  Such forward-looking statements include, without limitation, the expected impact of the mandatory quarantine, the extent to which the Company plans to reduce flight service and related matters.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.

These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause outcomes to be materially different from any expected outcomes, expressed or implied, in these forward-looking statements.  These risks and uncertainties include, without limitation, the continuing and developing effects of the spread of the novel coronavirus COVID-19; the expected duration of the quarantine and the potential imposition of further restrictions on travel in the future; the full effect the mandatory quarantine will have on demand for air travel in the markets in which the Company operates; Company’s dependence on tourist travel; the availability of aircraft fuel, aircraft parts and personnel; the Company’s ability to continue to generate sufficient cash; changes in the Company’s future capital needs; and other macroeconomic, political and regulatory developments.

The risks, uncertainties and assumptions described above also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated March 22, 2020.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2020

HAWAIIAN HOLDINGS, INC.

	By:	/s/ Shannon L. Okinaka
		Name:	Shannon L. Okinaka
		Title:	Executive Vice President, Chief Financial Officer and Treasurer